Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-260044
Prospectus Supplement
(To prospectus dated October 15, 2021)

Golden Matrix Group, Inc.

496,429 Shares of Common Stock;

496,429 Warrants to purchase shares of common stock; and

496,429 shares of Common Stock issuable upon exercise of Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, Golden Matrix Group, Inc. (the “Company”, “Golden Matrix”, “we”, “us” and “our”) is offering to selected investors 496,429 shares of common stock (the “Shares”), together with warrants to purchase 496,429 shares of our common stock (and the shares issuable from time to time upon exercise of the warrants)(each a “Warrant”, and collectively, the “Warrants”, and collectively with the Shares, the “Securities”). One share of common stock is being sold together with one Warrant at a combined public offering price of $7.00. Each full Warrant is exercisable for one share of common stock at an initial exercise price of $8.63 per share commencing upon consummation of this offering and terminating on the third anniversary of the date of issuance.

For a more detailed description of the common stock and Warrants, see the section entitled “Description of Securities We Are Offering” beginning on page S-18. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange. The Shares, the Warrants and the common stock underlying the Warrants are being registered pursuant to the registration statement of which this prospectus supplement is a part. This offering is being made on a best efforts basis and there is no minimum amount of proceeds that is a condition of closing.

Our common stock is currently quoted on the OTCQX® Best Market operated by OTC Markets Group Inc. (the “OTCQX”) under the symbol “GMGI”. On October 22, 2021, the last reported sales price of our common stock on OTCQX was $8.63 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 9 of the accompanying prospectus and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and most recently filed Quarterly Report on Form 10-Q, each as filed with the Securities and Exchange Commission, which are incorporated herein by reference in their entirety.

EF Hutton, division of Benchmark Investments, LLC (whom we refer to herein as the “Placement Agent”), is acting as our exclusive placement agent for this Offering. The Placement Agent is not purchasing or selling any other securities nor is it required to arrange for the sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. We have agreed to pay the Placement Agent the placement agent fees set forth in the table below.

	Per Share	Total
Offering price of common stock	$7.00	$3,475,003.00
Placement agent fees (1)	$0.42	$208,500.18
Proceeds to us, before expenses (2)	$6.58	$3,266,502.82

(1)

We have agreed to pay the Placement Agent a cash fee representing 6% of the gross proceeds from this Offering. Excludes the reimbursement of the Placement Agent’s expenses and a non-accountable expense reimbursement which we have agreed to pay to the representatives of the underwriters equal to 1% of the gross proceeds raised in this Offering. See section entitled “Plan of Distribution” beginning on page S-22 for additional information regarding the compensation payable to the placement agent.

(2)

We estimate the total expenses of this Offering payable by us, excluding the payment of the Placement Agent’s fees, expenses and non-accountable expense reimbursement (see Note (1)), will be approximately $93,000.

Delivery of the common stock is expected to be made on or about October 27, 2021 against payment in immediately available funds.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

EF Hutton

division of Benchmark Investments, LLC

The date of this prospectus supplement is October 25, 2021.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT AND

THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus, dated October 25, 2021, are part of a registration statement on Form S-3 (File No. 333-260044) that we filed with the Securities and Exchange Commission, utilizing a “shelf” registration process on October 5, 2021, and that was declared effective on October 15, 2021. Under this process, we may sell from time to time in one or more offerings up to an aggregate of $180,000,000 in our securities described in the accompanying prospectus. To date, we have sold no securities under the “shelf” registration statement, when not including securities proposed to be sold in this offering.

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any free writing prospectus is delivered or securities are sold on a later date. We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits that are a part of the registration statement. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement and the accompanying prospectus of which this prospectus supplement is a part, a future prospectus supplement, a free writing prospectus or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus supplement. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of shares. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us or the placement agent in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and accompanying prospectus outside of the United States.

S-1

Our logo and other trade names, trademarks, and service marks of Golden Matrix Group, Inc. appearing in this prospectus supplement and the accompanying prospectus are the property of our company. Other trade names, trademarks, and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders.

The market data and certain other statistical information used throughout this prospectus supplement and the accompanying prospectus and incorporated herein and therein are based on independent industry publications, government publications and other published independent sources. Although we believe that these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information. Some data is also based on our good faith estimates. While we believe the market data included in this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and on page 9 of the accompanying prospectus.

All references to “we”, “our”, “us”, the “Company”, and “Golden Matrix” in this prospectus supplement mean Golden Matrix Group, Inc. and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor. Please carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus and any pricing supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

In addition, unless the context otherwise requires, “FYE” refers to fiscal year end; “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read this entire prospectus supplement and the accompany prospectus before making an investment decision to purchase our securities.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, this prospectus supplement. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read this entire prospectus supplement, the accompanying prospectus and documents incorporated by reference herein, and any other prospectus supplements or free writing prospectuses, especially the risks of investing in our common stock as discussed under, and incorporated by reference in, “Risk Factors” herein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus supplement. See also the information set forth under the section “Forward-Looking Statements.”

Overview

We are an established provider of enterprise Software-as-a-Service (“SaaS”) solutions for online casino operators and online sports betting operators, commonly referred to as iGaming operators.

We develop and own online gaming intellectual property (IP) and build configurable and scalable, turn-key and white-label gaming platforms for our international customers, located primarily in the Asia Pacific (APAC) region.

Our customers are primarily gaming Distributors and licensed online gaming operators. The Company also provides services and resells third party gaming content to licensed online gaming distributors and gaming operators. The Company provides business-to-business services and products and does not deal directly with players.

We derive revenues primarily from licensing fees received from gaming operators, in most cases via gaming Distributors located in the Asia Pacific (APAC) region.

As of September 30, 2021, our systems had over 5.2 million registered players and a total of more than 500 unique casino and live game operations within all of our platforms including our GM-X, Turnkey Solution, and White Label Solutions.

The GM-X System and the recently launched 2nd Generation GMX-Ag System (the “Systems”) are configurable and scalable gaming platforms, available as modules or a full turnkey alternative solution. Ideally suited for starting an online gaming business.

The Systems incorporate all the tools and gaming content necessary to run an online Casino and/or Sportsbook and offer a full suite of tools and features for successfully operating and maintaining an online gaming website, from player registration, player loyalty, user management and content management.

As discussed above, the GM-X System has been deployed primarily in the Asia Pacific and we are currently focused on expanding our deployment, utilizing our advanced GMX-Ag System into Europe, U.S., South America, and Africa. The online gambling industry, in the U.S., is essentially regulated at the state level. The Company is currently in discussions with multiple specialist gaming attorneys in the U.S. and currently plans to engage one of these gaming specialists to represent the Company in its applications for a gaming license in the U.S.

The GM-X and GMX-Ag System provides a platform that facilitates gaming customers in operating online casinos, sportsbooks, lottery, and live games and provides customers with seamless access to large portfolios of licensed gaming content, provided by established and licensed and accredited gaming content providers. The Company has distribution agreements with third party content providers to resell their game content. The game content includes games such as slots, table games (e.g., roulette, blackjack, and poker), sportsbooks and live games. A live game is when a live casino game is shown via a live streaming video link in real time from a casino table wherein live dealers deal cards from a licensed studio and allow players to place an online bet on the outcome of the card game.

S-3

The Company is granted distribution rights for the gaming content that it provides to its customers.

The Company has developed its own proprietary Peer-to-Peer E-sports gaming product which is expected to launch in the coming months. This product will be marketed as the Player2P Platform (“Player2P”). The Player2P brand will be focused solely on esports gambling and 18+ gaming (i.e., gaming by those 18 years of age or older). Player2P is expected to not only offer users traditional casino style games but allow players to compete against each other while playing E-sport console games.

In addition to launching the Player2P product into our existing distribution network, we will aim to launch this business-to-consumer (B2C) platform into selected States in the U.S., subject to regulatory approvals.

The Company plans to launch Player2P games as an E-sport skill game wherein competitive contestants compete against live opponents in video games, either online or in-person with real money at stake, subject to compliance with applicable law, and approval from applicable authorities.

Our GM-X and GMX-Ag Systems are designed to enable our customers to rapidly launch and scale their iGaming and online sportsbook operations. The GM-X and GMX-Ag Systems support both social and real money online casino gaming (“iGaming”). The back-office of the GM-X and GMX-AG Systems contain comprehensive player management capabilities, in which customer and player activity data is stored and processed in real-time. The back office offers analytic and reporting tools to help our customers create loyalty and attempt to generate the highest value from players. The GM-X and GMX-Ag Systems also provide customers access to extensive and comprehensive data to assist them with optimizing player value and loyalty.

Our customers are primarily licensed online gaming operators. The Company also provides services and resells third party gaming content to licensed online gaming distributors. The majority of the Company’s customers hold gaming licenses in Asia, South America, and Europe. The Company provides business-to-business services and products and does not deal directly with players.

Our Business Model

We provide platform and software services to our customers as well as third party gaming content which are all central to customer’s real money and social iGaming operations. We also provide associated services including software development and technical and customer support.

Our customers are primarily online casino operators and online sports betting operators, commonly referred to as iGaming operators, as well as the third party gaming content distributors which are essentially resellers of our gaming content and our systems. Our customers are located in the Asia Pacific region, as well as in Europe.

We earn revenue through a number of different streams, including:

(1) Online iGaming platform and software services;

(2) Resale of online gaming content from third party gaming content providers;

(3) Software Development Services; and

(4) Customer Support and Technical Support services.

S-4

In respect of our iGaming platform and third party content, our revenue is calculated on a share of the revenues generated by our customers’ use of our platform and gaming content in their offering of real money iGaming and social iGaming to their players.

Growth Strategy

The Company’s goal is to expand our customer base globally and to integrate additional operators, launch additional synergistic products and appoint more Distributors.

The GMX-Ag platform is also expected to enable the Company to roll out its White Label Turnkey solutions globally, in the future, to gaming operators targeted in specific developing markets in Asia, Europe, North America, Latin America and Africa.

As described above, our core markets are currently the Asia-Pacific (APAC) region; and while we have a solid customer base, we are continuing to engage new gaming Distributors and gaming operators on a regular basis and we anticipate that our current gaming Distributors and gaming operators will continue to grow.

Our objective in managing our resources is to ensure that we have sufficient liquidity to fund our operations and meet our growth objectives while maximizing returns to shareholders. Liquidity is necessary to meet (i) the working capital needs of our operations, (ii) fund our growth and expansion plans, and (iii) consummate strategic acquisitions. We have met, and plan to continue to meet, our cash requirements through our operations and sales of equity securities. As to the funding of strategic acquisitions, we may issue debt in addition to raising funds through the sales of the Company’s capital stock.

Key elements of our growth strategy include:

•	Supporting our existing customers as they scale up their respective iGaming and online sportsbook operations. As our customers’ businesses grow, we intend to deploy additional resources to develop the GM-X and GMX-AG System’s platform functionality, expand our gaming content portfolios by integrating additional third-party content providers, and seek to obtain additional regulatory approvals to operate in other global markets. The GM-X and GMX-AG Systems turn-key solution (including modular, configurable and scalable gaming platforms), is a complete software package for starting an online gaming business, incorporating all the tools and gaming content necessary to run an online Casino and/or Sportsbook and offers a full suite of tools and features for successfully operating and maintaining an online gaming website; from player registration to user management and content management.

•	Expanding our global reach by securing new gaming Distributors, casino and sportsbook operator customers in existing and newly regulated markets.

•	Investing in sales and marketing initiatives to aggressively pursue new deployment opportunities in developing markets such as Africa and Latin America, as well as exploring opportunities in the U.S.

•	Developing and deploying our own proprietary gaming content in both casino iGaming as well as E-sport categories. We plan to launch our E-sport portfolio in the fourth quarter of 2021.

•	Pursuing acquisitions of synergistic companies and assets with the goal of expanding our competitive position in the markets in which we operate. We are also exploring the opportunity to selectively acquire independent slot development studios in order to launch our own proprietary games on our platform.

S-5

As part of our business strategy, we intend to make acquisitions of new or complementary businesses, products, brands, or technologies. In some cases, the costs of such acquisitions may be substantial, including as a result of professional fees and due diligence efforts. There is no assurance that the time and resources expended on pursuing a particular acquisition will result in a completed transaction, or that any completed transaction will ultimately be successful. In addition, we may be unable to identify suitable acquisition or strategic investment opportunities or may be unable to obtain the required financing or regulatory approvals, and therefore we may be unable to complete such acquisitions or strategic investments on favorable terms. We may pursue acquisitions that our investors may not agree with and we cannot assure investors that any acquisition or investment will be successful or otherwise provide a favorable return on investment. In addition, if we fail to successfully close transactions, integrate new technology or operational teams, or integrate the products and technologies associated with these acquisitions into our company, our business could be seriously harmed.

Novel Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus, which causes the infectious disease known as COVID-19, was reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” on January 30, 2020 and a global pandemic on March 11, 2020. In March and April, many U.S. states and foreign jurisdictions began issuing ‘stay-at-home’ orders. Subsequently, and continuing through the date of this prospectus supplement, the COVID-19 pandemic has adversely impacted global commercial activity, disrupted supply chains and contributed to significant volatility in financial markets. The ongoing COVID-19 pandemic could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown.

A significant or prolonged decrease in consumer spending on entertainment or leisure activities would likely have an adverse effect on demand for our product offerings, reducing cash flows and revenues, and thereby materially harm our business, financial condition and results of operations. In addition, a recurrence of COVID-19 cases or an emergence of additional variants or strains could cause other widespread or more severe impacts depending on where infection rates are highest. We will continue to monitor developments relating to disruptions and uncertainties caused by COVID-19.

As shown in our results of operations incorporated by reference herein, we have to date, not experienced any significant material negative impact to our operations, revenues or gross profit due to COVID-19. However, moving forward, the range of possible impacts on our business from the coronavirus pandemic could include: (i) changing demand for our products and services; (ii) rising bottlenecks in our supply chain; and (iii) increasing contraction in the capital markets. At this time, we believe that it is premature to determine the potential impact on our business prospects from these or any other factors that may be related to the coronavirus pandemic; however, it is possible that COVID-19 and the worldwide response thereto, may have a material negative effect on our operations, cash flows and results of operations.

Currently we believe that we have sufficient cash on hand, and the ability to raise additional funding, or borrow additional funding, as needed, to support our operations for the foreseeable future; however, we will continue to evaluate our business operations based on new information as it becomes available and will make changes that we consider necessary in light of any new developments regarding the pandemic.

The future impact of COVID-19 on our business and operations is currently unknown. The pandemic is developing rapidly and the full extent to which COVID-19 will ultimately impact us depends on future developments, including the duration and spread of the virus, as well as potential seasonality of new outbreaks.

S-6

Risks That We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in, and incorporated by reference in, the “Risk Factors” section of this prospectus supplement and the accompanying prospectus. These risks include, but are not limited to, the following:

•

our need for significant additional financing to grow and expand our operations, the availability and terms of such financing, and potential dilution which may be caused by such financing, if obtained through the sale of equity or convertible securities;

•	the impact of the COVID-19 pandemic on the Company;
•	the ability of the Company to manage growth;
•	our limited operating history;
•	our ability to complete acquisitions and the terms thereof and disruptions caused by acquisitions;
•	the Company’s reliance on its management;
•	the fact that the Company’s Chief Executive Officer has voting control over the Company;
•	related party relationships and the significant portion of the Company’s revenues generated thereby, as well as conflicts of interest related thereto;
•	the potential effect of economic downturns and market conditions on the Company’s operations and prospects;
•	the Company’s ability to protect proprietary information;
•	the ability of the Company to compete in its market;
•	the Company’s lack of effective internal controls;
•	dilution caused by efforts to obtain additional financing;
•	the effect of future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations;
•	the risks associated with gaming fraud, user cheating and cyber-attacks;
•	risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely, as well as cybersecurity and hacking risks;
•	foreign exchange and currency risks;
•	the outcome of contingencies, including legal proceedings in the normal course of business;
•	the ability to compete against existing and new competitors;
•	the lack of a market for our securities and the volatility in the trading prices thereof caused thereby;
•	claims relating to alleged violations of intellectual property rights of others and our ability to maintain our intellection property rights;
•	the dependence on current management;
•	the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments;
•	the ability to obtain a listing of our common stock on the Nasdaq Capital Market or NYSE American;
•	dilution caused by the sale of common stock;
•	general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products; and
•	Other risks disclosed below, and/or incorporated by reference in “Risk Factors”.

Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information”.

Our Contact Information

Our executive offices are located at 3651 Lindell Road, Suite D131, Las Vegas, Nevada 89103, and our telephone number is (702) 318-7548. Our corporate website address is goldenmatrix.com. We do not incorporate the information on or accessible through our websites into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus supplement or the accompanying prospectus.

S-7

THE OFFERING

Issuer:	Golden Matrix Group, Inc.
Securities offered hereby:

496,429 shares of common stock and 496,429 Warrants, each to purchase one share of our common stock, with 496,429 shares of common stock issuable upon exercise of the Warrants. Each share of common stock and one Warrant are being sold at a combined public offering price of $7.00 per share. The shares of common stock and Warrants are immediately separable and will be issued separately. This prospectus supplement also registers the shares of common stock issuable upon the exercise of the Warrants being offered.

Common stock to outstanding prior to this offering:	26,734,200 shares.

Common stock to be outstanding after this offering:	27,230,629 shares (not including shares of common stock issuable upon exercise of the Warrants).

Offering Price:	$7.00 per share and Warrant.

Warrants We Are Offering:

We are offering Warrants to purchase up to 496,429 shares of common stock that will be exercisable for three years from the date of issuance at an exercise price of $8.63 per share, subject to adjustment. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Warrants. There is presently no public market for the Warrants we are offering by means of this prospectus supplement. It is not anticipated that a public market for the Warrants will develop in the future.

Use of proceeds:

We estimate that our net proceeds from this Offering, after deducting the Placement Agent fee and estimated Offering expenses payable by us, will be approximately $3.1 million.

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes and working capital. We may also use all or a portion of the net proceeds from this offering to fund possible investments in, or acquisitions of, complementary businesses or assets, but we currently have no agreements or commitments with respect to any investment or acquisition. See “Use of Proceeds” for more information.

Risk factors:

An investment in our common stock involves a significant degree of risk. You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

OTCQX® Best Market Symbol for our common stock:

“GMGI”. We do not plan on applying to list the warrants on the OTCQX or any national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

S-8

In this prospectus supplement, unless otherwise indicated, the number of shares of our common stock and other capital stock, and the other information based thereon, is as of October 25, 2021, and excludes:

●	8,616,664 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock at a weighted-average exercise price of $0.45 per share;

●	1,070,000 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $5.89 per share; and

●	19,139,344 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans.

Additionally, unless otherwise stated, all information in this prospectus supplement:

●

assumes no exercise of outstanding options and warrants to purchase common stock, no exercise of Warrants sold as part of the offering, and no issuance of shares available for future issuance under our equity compensation plans; and

●	reflects all currency in United States dollars.

FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus supplement, the prospectus, any free writing prospectus we may file, the documents or information incorporated by reference herein, and other reports filed by us under the Exchange Act, contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under, and incorporated by reference in, “Risk Factors” and elsewhere in this prospectus.

If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, those documents incorporated by reference herein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus supplement or the date of any document incorporated by reference in this prospectus supplement or any free writing prospectus, as applicable. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

S-9

You should also consider carefully the statements under, and incorporated by reference in, “Risk Factors”, and other sections of this prospectus supplement, and the documents we incorporate by reference or file as part of any free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus supplement, any free writing prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” discussed below, in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Act or the Exchange Act, each of which are incorporated by reference in this prospectus supplement. For more information, see “Incorporation of Certain Documents by Reference.” The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus supplement before deciding to become a holder of our securities. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us may also impair our business operations. If any of these risks actually occur, our business and financial results could be negatively affected to a significant extent. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our securities.

Our securities are subject to the following risk factors:

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

Because the price of securities (one share of common stock and one Warrant) being offered is higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the offering price of $7.00 per share of common stock and one Warrant, and the net tangible book value of the common stock of $0.64 per share as of July 31, 2021, if you purchase securities in this offering, you will suffer dilution of $6.25 per share in the net tangible book value of the common stock, which will be $0.75 per share following the offering (on an as adjusted basis)(attributing no value to the Warrants). See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our Securities in the offering.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

S-10

There may be future sales of our common stock, which could adversely affect the market price of our common stock and dilute a shareholder’s ownership of common stock.

The exercise of any options granted to executive officers and other employees under our equity compensation plans, the exercise of warrants, and other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock. Other than the restrictions set forth in the section titled “Plan of Distribution,” we are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive shares of common stock, provided that if our common stock is approved for listing on the Nasdaq Capital Market or the NYSE American in the future, we would then be subject to the requirements of the Nasdaq Capital Market or the NYSE American (which generally requires shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock). Sales of a substantial number of shares of our common stock in the public market or the perception that such sales might occur could materially adversely affect the market price of the shares of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, our shareholders bear the risk that our future offerings will reduce the market price of our common stock and dilute their stock holdings in us.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

We do not intend to pay dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock. Because we do not intend to pay dividends on our common stock, any income derived from our common stock would only come from a rise in the market price of our common stock, which is uncertain and unpredictable.

Future sales of our common stock could cause our stock price to decline.

If our shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our shareholders might sell shares of our common stock could also depress the market price of our common stock. Up to $180,000,000 in total aggregate value of securities have been registered by us on a “shelf” registration statement on Form S-3 (File No. 333-260044) that we filed with the Securities and Exchange Commission, utilizing a “shelf” registration process on October 5, 2021, and that was declared effective on October 15, 2021. To date we have sold no securities under the “shelf” registration statement, when not including securities proposed to be sold in this offering, leaving an aggregate of $180 million in securities which will be eligible for sale in the public markets from time to time, not including the securities offered pursuant to the offering described in this prospectus, when sold and issued by us. Additionally, if our existing shareholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. The market price for shares of our common stock may drop significantly when such securities are sold in the public markets. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

S-11

The Warrants are speculative in nature.

The Warrants do not confer any rights of common stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, for a period of three years commencing upon the date of issuance, holders of the Warrants may exercise their right to acquire the common stock and pay an exercise price of $8.63 per share.

There is no public market for the Warrants being offered, and we do not anticipate such a market ever developing in the future.

There is no established public trading market for the Warrants being offered by us in this offering and we do not intend to have the Warrants listed on a national securities exchange or any other recognized trading system in the future. Without an active market, the liquidity of the Warrants will be limited.

The Warrants being offered may not have value.

The Warrants being offered by us in this offering have an exercise price of $8.63 per share and expire three years from the date of issuance. In the event that the market price of our common stock does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

The Warrants include anti-dilutive rights

The Warrants include anti-dilution rights, which provide that if at any time while the Warrants are outstanding, we issue or are deemed to have issued (which includes shares issuable upon exercise of Warrants and options and conversion of convertible securities) securities for consideration less than the then current exercise price of the Warrants, the exercise price of such Warrants is automatically reduced to the lowest price per share of consideration provided or deemed to have been provided for such securities.

Global pandemics, such as COVID-19 have had, and could in the future have an adverse impact on our revenue and results of operations.

Our business and operations have been and could in the future be adversely affected by health epidemics, such as the global COVID-19 pandemic. The COVID-19 pandemic and efforts to control its spread have curtailed the movement of people, goods and services worldwide, including in the regions in which we and our clients and partners operate, and are significantly impacting economic activity and financial markets. Many customers previously decreased or paused their spending as a response to the economic uncertainty, declines in business activity, and other COVID-19-related impacts, which have negatively impacted, and may continue to negatively impact, our revenue and results of operations, the extent and duration of which may not be able to be accurately predicted. In addition, our clients’ businesses or cash flows have been and may continue to be negatively impacted by COVID-19, which has and may continue to lead them to seek adjustments to payment terms or delay making payments or default on their payables, any of which may impact the timely receipt and/or collectability of our receivables.

Our operations are subject to a range of external factors related to the COVID-19 pandemic that are not within our control. There can be no assurance that precautionary measures, whether adopted by us or imposed by others, will be effective, and such measures could negatively affect our sales, marketing, and client service efforts, delay and lengthen our sales cycles, decrease our employees’ or clients’ or partners’ productivity, or create operational or other challenges, any of which could harm our business and results of operations.

The economic uncertainty caused by the COVID-19 pandemic has made and may continue to make it difficult for the forecasting of revenue and operating results and to make decisions regarding operational cost structures and investments. The duration and extent of the impact from the COVID-19 pandemic depend on future developments that cannot be accurately predicted at this time, and if we are not able to respond to and manage the impact of such events effectively, our business may be harmed.

S-12

We rely on our management and if they were to leave our company our business plan could be adversely affected.

We are largely dependent upon the personal efforts and abilities of our existing management, including our Chief Executive Officer and Chairman, Anthony Brian Goodman, who plays an active role in our operations. Moving forward, should the services of Mr. Goodman be lost for any reason, the Company will incur costs associated with recruiting replacements and any potential delays in operations which this may cause. If we are unable to replace such individual with a suitably trained alternative individual(s), we may be forced to scale back or curtail our business plan.

We do not currently have any key person life insurance policies on our executive officers. If our executive officers do not devote sufficient time towards our business, we may never be able to effectuate our business plan.

Mr. Anthony Brian Goodman, our executive officer controls a majority of our voting securities and therefore has the ability to influence matters affecting our shareholders.

We have 1,000 shares of Series B Voting Preferred Stock issued and outstanding. The holder of the shares of the Series B Voting Preferred Stock (currently Luxor Capital, LLC, which is wholly-owned by Anthony Brian Goodman, our Chief Executive Officer and Chairman) has the right to vote those shares of the Series B Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval. The vote of each share of the Series B Voting Preferred Stock (i.e., each 1,000 shares) is equal to and counted as 4 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.

As a result, Mr. Goodman has the ability to influence matters affecting our shareholders and will therefore exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, the power to prevent or cause a change in control and to determine the outcome of most matters submitted to a vote of our shareholders.

Any investor who purchases Securities will be a minority shareholder and as such will have little to no say in the direction of the Company and the election of directors. Additionally, it will be difficult if not impossible for investors to remove our current directors, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company’s common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions. Because of Mr. Goodman’s voting control, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Additionally, the interests of Mr. Goodman may differ from the interests of the other shareholders and thus result in corporate decisions that are averse to other shareholders. This concentrated control limits or severely restricts other shareholders’ ability to influence corporate matters and Mr. Goodman may take actions that some of our shareholders do not view as beneficial, each of which could reduce the market price of our securities.

A significant amount of our revenues come from related parties and only a limited number of customers, and if we were to lose any of those customers, our results of operations could be adversely affected.

At the present time, we are dependent on a limited number of customers for all of our business, revenue and results of operations. The Company’s major revenues for the year ended January 31, 2021, were from three customers, one of which was Articulate Pty Ltd. (“Articulate”) (a related party which is beneficially owned by Anthony Brian Goodman, our Chief Executive Officer and Chairman, and his wife). Revenues from related party were $2,248,877, $2,167,773, $1,087,816, $1,349,485, $2,429,442 and $915,804 for the calendar years ended January 31, 2021 and 2020, the six months ended January 31, 2020 and 2019, and for the fiscal years ended July 31, 2019 and 2018, respectively. Revenues from third parties were $2,974,182, $1,120,802, $670,783, $2,752, $452,771 and $0 for the calendar years ended January 31, 2021 and 2020, the six months ended January 31, 2020 and 2019, and for the fiscal years ended July 31, 2019 and 2018, respectively. Subsequent to January 31, 2021, the Company has worked to reduce its reliance on related party revenues, and for the three and six months ended July 31, 2021, revenues from related party were $556,743 and $1,226,731, respectively, versus revenues from third parties of $2,694,439 and $4,663,853, respectively. As of July 31, 2021 and January 31, 2021, the Company had a $1,408,536 and $656,805 receivable from Articulate, respectively.

S-13

As shown above, the majority of our revenues have historically been due to only a small number of customers, including Articulate, which is a related party, provided that we have recently expanded our customer base and as shown above, have reduced our reliance on related party revenues during the six months ended July 31, 2021. Notwithstanding the above, in the event our customers do not pay us amounts owed, terminate work in progress or we are unable to find new customers moving forward, it could have a materially adverse effect on our results of operations and could force us to curtail or abandon our current business operations. Additionally, Mr. Goodman, who controls Articulate, may have conflicts of interest, or perceived conflicts of interest with the Company and/or its shareholders, and any change in the terms of the Company’s agreements or understandings with Articulate may have a material adverse effect on the Company and the value of its securities.

The gaming industry is highly regulated, and we must adhere to various regulations and maintain applicable licenses to continue our operations. Failure to abide by regulations or maintain applicable licenses could be disruptive to our business and could adversely affect our operations.

We and our products are subject to extensive regulation under federal, state, local and foreign laws, rules and regulations of the jurisdictions in which we do business and our products are used. We currently block direct access to wagering on our website from the United States and other jurisdictions in which we do not have a license to operate through IP address filtering. Individuals are required to enter their age upon gaining access to our platform and any misrepresentation of such users age will result in the forfeiting of his or her deposit and any withdrawals from such users account requires proof of government issued identification. In addition, our payment service providers use their own identify and ISP verification software. Despite all such measures, it is conceivable that a user, under age, or otherwise could devise a way to evade our blocking measures and access our website from the United States or any other foreign jurisdiction in which we are not currently permitted to operate.

Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. Licenses, approvals or findings of suitability may be revoked, suspended or conditioned. In sum, we may not be able to obtain or maintain all necessary registrations, licenses, permits or approvals. The licensing process may result in delays or adversely affect our operations and our ability to maintain key personnel, and our efforts to comply with any new licensing regulations will increase our costs.

The Company’s ability to operate in the U.S. is currently, and may continue to be, limited.

According to an April 2021 article from Espn.com (United States of sports betting: An updated map of where every state stands), there are 27 U.S. states that allow online sports betting (through approved and regulated betting portals), with an additional five states with legislation in place allowing for potential future legal sports betting. Additionally, according to bettingusa.com, there are six states (Delaware, Nevada, New Jersey, Pennsylvania, West Virginia and Michigan), where online casino games, online poker, or both are currently legal (again, through approved and regulated betting portals). As a result, the current U.S. market for the Company’s products and services is limited; however, the Company hopes that more U.S. states will pass laws in the upcoming months and years to legalize more forms of online gambling. Until such time as those laws are passed, if ever, the Company anticipates the majority of its revenues coming from Asia, South America, Europe, Africa and Latin America. In the event that more U.S. states do not adopt more favorable online gaming laws in the future, the federal government prohibits online gaming, or the current states that allow for online gaming change or restrict their current laws, it could have a material adverse effect on the Company’s ability to generate revenues and operate in the U.S., which could cause the value of its securities to decline in value or become worthless.

S-14

There is no guarantee that our application to list our common stock on NASDAQ will be approved, and if our common stock is listed on NASDAQ, there can be no assurance that we will be able to comply with NASDAQ’s continued listing standards.

We have applied to list our common stock on The NASDAQ Capital Market under the symbol “GMGI”. There can be no assurance that The NASDAQ Capital Market will approve our application for the listing of our common stock. The approval process for the listing of our shares on The NASDAQ Capital Market, or any other exchange, involves factors beyond our control.

If our common stock is approved for listing on The NASDAQ Capital Market, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying NASDAQ’s continued listing requirements. Our failure to continue to meet these requirements may result in our securities being delisted from NASDAQ.

The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our shareholders to sell our common stock in the secondary market. If our common stock is delisted by NASDAQ, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQX, OTCQB Market or OTC Pink Market, where an investor may find it more difficult to sell our securities or obtain accurate quotations as to the market value of our securities. In the event our common stock is delisted from The NASDAQ Capital Market in the future, we may not be able to list our common stock on another national securities exchange or obtain quotation on an over-the counter quotation system.

Since our securities are currently quoted on the OTCQX, our stockholders may face significant restrictions on the resale of our securities due to state “Blue Sky” laws and the sale of securities in this offering is subject to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must also be registered in that state. Since our common stock is currently quoted on the OTCQX, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our common stock and Warrants (provided that there is currently no public market for, and is not expected to be in the future, a public market for, the Warrants). You should therefore consider the resale market for our common stock and Warrants to be limited, as you may be unable to resell your common stock and Warrants without the significant expense of state registration or qualification.

Our common stock has previously been a “penny stock” under SEC rules, and may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

In the past our common stock was a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). While our common stock is not considered a “penny stock” while we maintain a stock price above $5.00 and will not be a “penny stock” if we obtain a listing of our common stock on The NASDAQ Capital Market in the future (of which there can be no assurance), our common stock may become a “penny stock” in the future. “Penny stock” rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

S-15

Legal remedies available to an investor in “penny stocks” may include the following:

•

If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

•	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares. The market price of our comment stock has been, and may continue to be, volatile.

The market price of our common stock has been, and is likely to continue to be, highly volatile, as is the stock market in general. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as conditions or trends in the industry in which we operate or sales of our common stock. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk‑averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there have been, and may be, periods of several days or more when trading activity in our shares is minimal or non‑existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue. These factors have, and may in the future, materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

S-16

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, funding permitting, which may not be available on favorable terms, if at all, we could have difficulty integrating the acquired company’s assets, personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;
•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
•	difficulties in maintaining uniform standards, controls, procedures and policies;
•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;
•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;
•	the effect of any government regulations which relate to the business acquired;
•

potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or operations, or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition; and

•	potential expenses under the labor, environmental and other laws of various jurisdictions.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors, and applicable consultants. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after placement agent fees and estimated offering expenses payable by us, will be approximately $3.1 million assuming all offered Securities are sold at a combined public offering price of $7.00 per share of our common stock and one Warrant to purchase a share of our common stock, and excluding proceeds to us from subsequent exercise, if any, of the Warrants.

S-17

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes and working capital. We may also use all or a portion of the net proceeds from this offering to fund possible investments in, or acquisitions of, complementary businesses or assets, but we currently have no agreements or commitments with respect to any investment or acquisition.

Notwithstanding the above, the amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this offering. Pending the use of the net proceeds from this offering as described above, we intend to invest the proceeds in investment grade, interest-bearing instruments.

Additionally, in the event that the Warrants are exercised for cash, we may receive up to a total of approximately $4.28 million in aggregate gross proceeds (assuming all of the securities offered herein are sold and all Warrants are exercised). However, we cannot predict the timing or the amount of the exercise of these securities. In addition, the proceeds received in connection with the exercise of the Warrants may be less in the event the exercise price of the Warrants is subsequently reduced in connection with anti-dilution protection included in the Warrants. We plan to use the proceeds from the exercise of the Warrants for general corporate purposes, including general and administrative expenses, provided that we will retain broad discretion over the use of these proceeds, if any.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering 496,429 shares of common stock together with Warrants to purchase up to an aggregate of 496,429 shares of our common stock at the combined public offering price of $7.00 per share and one Warrant. Each Warrant is exercisable for a period of three years, commencing upon the date of issuance. This prospectus supplement also includes the offering of the shares of common stock issuable upon exercise of the offered Warrants.

Common Stock

The material terms and provisions of our common stock are described in the section entitled “Description of Common Stock” in the accompanying base prospectus forming a part of this registration statement.

Warrants

The following is a brief summary of certain terms and conditions of the Warrants and is subject in all respects to the provisions contained in the Warrants.

General. The Warrants will be issued as individual Warrant agreements to the investors in this offering. You should review the form of Warrant, to be filed as an exhibit to the Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the Warrants. The following brief summary of the material terms and provisions of the Warrants offered pursuant to this prospectus is subject to, and qualified in its entirety by, the form of Warrant.

Exercisability. The Warrants will be exercisable from their date of issuance and at any time up to the date that is three years after their original date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The exercise price of the Warrants, and in some cases the number of shares of common stock issuable upon exercise of the Warrants, will be subject to adjustment in the event of stock splits, stock dividends, combinations, rights offerings and similar events affecting the common stock.

S-18

Cashless Exercise. The Warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock issuable upon exercise of the Warrants. No fractional shares will be issued upon the exercise of a Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Exercise Price. Each Warrant sold in the offering has an exercise price of $8.63 per share. The exercise price and number of shares of common stock issuable upon exercise of the Warrants are automatically adjusted in the event of a forward or reverse stock split, our declaration of a stock dividend payable in shares of common stock or other securities or other property and reclassifications of common stock. Additionally, upon the occurrence of a Fundamental Transaction (defined below) then, upon any subsequent exercise of the Warrant, the holder shall have the right to receive, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder is given the same choice as to the Alternate Consideration it receives upon any exercise of the Warrant following such Fundamental Transaction. Subject to the terms of the Warrant, in the event of a Fundamental Transaction, any successor entity is required to assume in writing all of the obligations of the Company under the Warrants.

“Fundamental Transaction” means (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person or entity; (ii) the Company or any subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions; (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person or entity) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock; (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property; or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or entity or group of persons or entities whereby such other person or entity or group acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other person or entity or other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination).

Beneficial Ownership Limitation. The exercise of the Warrants is subject to a beneficial ownership limitation, which prohibits the exercise thereof, if upon such exercise the holder, its affiliates and any other persons or entities acting as a group together with the holder or any of the holder’s affiliates would hold 4.99% (or, upon election of a purchaser prior to the issuance of any shares, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the Warrant held by the applicable holder, provided that the holders may increase or decrease the beneficial ownership limitation, provided that any increase in beneficial ownership limitation shall not be effective until 61 days following notice to us and in no event shall such beneficial ownership exceed 9.99% and such 61 day period cannot be waived.

Anti-Dilutive Rights. The Warrants also include anti-dilution rights, which provide that if at any time the Warrants are outstanding, we issue (or announce any offer, sale, grant or any option to purchase or other disposition) or are deemed to have issued (which includes shares issuable upon exercise of warrants and options and conversion of convertible securities) any common stock or common stock equivalents for consideration less than the then current exercise price of the Warrants, the exercise price of such Warrants is automatically reduced to the lowest price per share of consideration provided or deemed to have been provided for such securities.

S-19

Penalties. If we fail for any reason to deliver shares of common stock upon the valid exercise of the Warrants, subject to our receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the Warrants, we are required to pay the applicable holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of shares subject to such exercise (as calculated in the Warrant), $10 per trading day (increasing to $20 per trading day on the seventh trading day after such liquidated damages begin to accrue) for each trading day that such shares are not delivered. The Warrants also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the Warrant.

No Listing of Warrants. We do not plan on applying to list the Warrants on any national securities exchange or any trading system.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

Waivers and Amendments. Any term of the warrants may be amended or waived with our written consent and the written consent of the holders of warrants.

CAPITALIZATION

The following table sets forth our capitalization as of July 31, 2021:

●	on an actual basis; and

●

on an as-adjusted basis, to give effect to the sale by us, in this offering, of 496,429 shares of common stock together with Warrants to purchase up to an aggregate of 496,429 shares of our common stock at the combined public offering price of $7.00 per share and one Warrant, after deducting placement agent and estimated offering expenses payable by us.

You should read this table together with the “Use of Proceeds” section included in this prospectus, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended January 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended July 31, 2021, each of which are incorporated by reference into this prospectus supplement and accompanying base prospectus.

	As of July 31, 2021 (In thousands, except share and per share amounts) (unaudited)
	Actual	As Adjusted
Cash and cash equivalents	$13,880	$16,948

Stockholders’ equity:
Preferred stock, Series A: $0.00001 par value; 19,999,000 shares authorized, none outstanding	—	—
Preferred stock, Series B: $0.00001 par value, 1,000 shares authorized, 1,000 and 1,000 shares issued and outstanding, respectively	—	—
Common stock: $0.00001 par value, 40,000,000 shares authorized; 23,769,894 and 24,266,323 shares issued and outstanding at July 31, 2021, on an actual, and as adjusted basis, respectively	$—	$—
Additional paid-in capital	40,051	43,119
Stock payable	6	6
Accumulated other comprehensive income	1	1
Accumulated deficit	(24,464)	(24,464)
Total stockholders’ equity and total capitalization	$15,594	$18,662

S-20

The number of issued and outstanding shares as of July 31, 2021, in the table excludes (except otherwise indicated):

●	11,916,664 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock at a weighted-average exercise price of $0.53 per share;

●	1,070,000 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $5.89 per share; and

●	18,800,539 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per share and the pro forma net tangible book value per share of our common stock after this offering.

Our net tangible book value as of July 31, 2021 was approximately $15.1 million, or $0.64 per common share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

Dilution in net tangible book value per share represents the difference between the offering price per share of our common stock and one Warrant offered in the offering, and the adjusted net tangible book value per share of our common stock after giving effect to the sale of the Securities in this offering. After giving effect to the sale of 496,429 shares of common stock together with Warrants to purchase up to an aggregate of 496,429 shares of our common stock at the combined public offering price of $7.00 per share and Warrant (without attributing any value to the Warrants), and after deducting the placement agent fees and estimated Offering expenses payable by us, our adjusted net tangible book value per share of our common stock at July 31, 2021 would have been approximately $18.2 million, or $0.75 per share. This represents a $0.11 change in net tangible book value per share of our common stock and an immediate dilution of approximately $6.25 per share to purchasers in this offering. All calculations of dilution in this prospectus supplement assume the sale of all of the shares of common stock offered in this offering. The following table illustrates this per-share dilution:

Offering price per share		$7.00
Net tangible book value per share as of July 31, 2021	$0.64
Increase per share attributable to this offering	$0.11
As adjusted net tangible book per share after this offering		$0.75
Dilution per share to investors participating in this offering		$(6.25)

The information above is as of July 31, 2021 and excludes, as of that date:

●	11,916,664 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock at a weighted-average exercise price of $0.53 per share;

●	1,070,000 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $5.89 per share; and

●	18,800,539 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans.

S-21

The foregoing discussion and table do not take into account further dilution or accretion to new investors that could occur upon the exercise of outstanding options or warrants, including, but no limited to the Warrants. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our Board of Directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

PLAN OF DISTRIBUTION

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton” or the “Placement Agent”) has agreed to act as placement agent in connection with this Offering, subject to the terms and conditions of the placement agency agreement dated October 25, 2021. The placement agent is not purchasing or selling any of the Securities offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of Securities, but have agreed to use their reasonable best efforts to arrange for the sale of all of the Securities offered hereby.

The Placement Agent proposes to arrange for the sale of the Securities we are Offering pursuant to this prospectus supplement and the accompanying prospectus to certain institutional investors through a securities purchase agreement, dated October 25, 2021, directly between the investors and us. The terms of this Offering were subject to market conditions and negotiations between us, the placement agent and purchaser.

The foregoing description of the placement agency agreement and purchase agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the placement agency agreement and purchase agreement, a copies of which will be attached as exhibits to a Current Report on Form 8-K filed with the SEC in connection with this Offering and incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” herein.

We expect to deliver the Securities being offered pursuant to this prospectus supplement on or about October 27, 2021.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the Placement Agent a placement agent fee equal to 6% of the aggregate purchase price of the Securities sold in this Offering. The following table shows the per Securities and total cash placement agent fees we will pay to the Placement Agent in connection with the sale of the Securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the Securities offered hereby.

S-22

	Per Share and One Warrant	Total
Offering price of Securities	$7.00	$3,475,003.00
Placement agent fees (1)	$0.42	$208,500.18
Proceeds to us, before expenses (2)	$6.58	$3,266,502.82

In addition, we have agreed to reimburse the Placement Agent for the Placement Agent’s expenses in an amount of $60,000, which includes the fees and expenses of counsel to the Placement Agent, to pay certain other expenses of the offering, and have also agreed to pay the Representatives a non-accountable expense reimbursement equal to 1% of the gross proceeds raised in this Offering.

We estimate that the total expenses of the Offering payable by us, excluding the Placement Agent fees, expenses and non-accountable expenses, will be approximately $93,000.

We also have agreed to indemnify the Placement Agent against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

We have agreed that, until 60 days following the closing of this offering, we may not effect or enter into any agreement to effect any issuance of common stock or common stock equivalents, including a variable rate transaction (as defined in the securities purchase agreement), subject to certain exceptions.

Until one year following the closing of this offering, we have agreed not to undertake a reverse or forward stock split or reclassification of the common stock without the written consent of the purchasers holding a majority in interest of the Shares.

Additionally, our officers and directors have agreed, subject to limited exceptions, for a period of 60 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the placement agency agreement or thereafter acquired without the prior written consent of the representative, except pursuant to certain exceptions. The Placement Agent may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the Placement Agent and any profit realized on the resale of the Securities sold by the Placement Agent while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as a principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent are not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

S-23

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The Placement Agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

From time to time, the Placement Agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. Except for the services provided in connection with this Offering, and except for an engagement of the placement agent in connection with the Company’s plan to uplist the Company’s common stock to a national exchange, the Placement Agent has not provided any investment banking or other financial services to us preceding the date of this prospectus supplement, and except in connection the transaction discussed above, we have no present arrangements with the Placement Agent for any further services.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Empire Stock Transfer Inc., 2470 Saint Rose Parkway, Suite 304, Henderson, Nevada 89074.

Quotation on the OTCQX® Best Market. Our common stock is quoted on the OTCQX® Best Market under the symbol “GMGI”. We do not plan on applying to list the warrants on the OTCQX or any national securities exchange or nationally recognized trading system.

LEGAL MATTERS

The McGeary Law Firm, P.C., Bedford, Texas, will issue an opinion with respect to the validity of the shares of common stock offered hereby. Lucosky Brookman LLP, Woodbridge, New Jersey is acting as counsel to the placement agent in this offering.

EXPERTS

The consolidated financial statements of Golden Matrix Group, Inc. and subsidiaries for the year ended January 31, 2021, the six-months ended January 31, 2020, and the years ended July 31, 2019 and 2018, appearing in Golden Matrix Group, Inc.’s Annual Report on Form 10‑K for the year ended January 31, 2021, have been audited by M&K CPAS, PLLC, as set forth in their report thereon, and have been incorporated herein by reference into this prospectus supplement. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

No expert or counsel named in this prospectus supplement as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

S-24

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are on the “Investors,” “SEC Filings” page of our website at www.goldenmatrix.com. Information on our website is not part of this prospectus supplement and accompanying base prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at https://www.sec.gov.

This prospectus supplement is part of the registration statement and the accompanying base prospectus contained therein and does not contain all of the information included in the registration statement or the accompanying base prospectus. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any supplement or amendment hereto. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying base prospectus. The shares of common stock offered under this prospectus supplement and the accompanying base prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying base prospectus, and any free writing prospectus, is accurate only as of the date of this prospectus supplement, the accompanying base prospectus and any such free writing prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying base prospectus, or any free writing prospectus, or any sale of the shares of common stock.

This prospectus supplement and the accompanying base prospectus constitute a part of a registration statement we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares offered hereby, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth in the paragraph above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and accompanying base prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying base prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement of which this prospectus supplement and accompanying base prospectus form a part and (ii) on or after the date of this prospectus supplement and accompanying base prospectus and before the termination of the offering of the shares of common stock by means of this prospectus supplement and accompanying base prospectus will automatically update and, where applicable, supersede information contained in this prospectus supplement and accompanying base prospectus or incorporated by reference into this prospectus supplement and accompanying base prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement and accompanying base prospectus form a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the time that all shares of common stock covered by this prospectus supplement and accompanying base prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

S-25

(a)

The Company’s Annual Report on Form 10-K for the year ended January 31, 2021 (the “Annual Report”), as filed with the SEC on April 30, 2021, and Amendment No. 1 thereto, filed with the SEC on October 5, 2021;

(b)

The Company’s Quarterly Reports on Form 10-Q for the quarter ended April 30, 2021, filed with the SEC on June 9, 2021, and Amendment No. 1 thereto, filed with the SEC on September 10, 2021, and the quarter ended July 31, 2021, filed with the SEC on September 10, 2021;

(c)	The Company’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on March 8, 2021, April 23, 2021, June 29, 2021, July 2, 2021, and July 15, 2021.

(d)

The description of our common stock contained in Exhibit 4.1 to our Form 10-K Transaction Report for the transition period from August 1, 2019 to January 31, 2020, including any amendment or report filed for the purpose of updating such description; and

(e)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above.

These documents contain important information about us, our business and our financial condition. Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

Golden Matrix Group, Inc.

3651 Lindell Road, Ste. D131

Las Vegas, Nevada 89103

Attn: Corporate Secretary

Phone: (702) 318-7548

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this prospectus supplement and before the termination of this offering shall be deemed to be incorporated in this prospectus supplement and accompanying base prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying base prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus supplement as if that information was included in this prospectus supplement.

Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

Statements made in this prospectus supplement and accompanying base prospectus or in any document incorporated by reference in this prospectus supplement and accompanying base prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

We maintain an Internet website at www.goldenmatrix.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus supplement and accompanying base prospectus.

S-26

PROSPECTUS

Golden Matrix Group, Inc.

$180,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, debt securities, warrants, or a combination of these securities or units (collectively referred to as “securities”) for an aggregate initial offering price of up to $180 million. The preferred stock may be convertible into shares of our common stock or shares of our preferred stock. The warrants may be exercisable for shares of our common stock or shares of our preferred stock or debt securities. The units may consist of any combination of the other types of securities described in this prospectus. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus as well as the documents incorporated or deemed to be incorporated by reference herein or therein before you purchase any of the securities offered hereby.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution“ in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is currently quoted on the OTCQX® Best Market operated by OTC Markets Group Inc. (the “OTCQX”) under the symbol “GMGI”. On October 4, 2021, the last reported sales price of our common stock on OTCQX was $7.28 per share. There is currently no market for the other securities we may offer. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our Common Stock on any securities exchange.

As of October 1, 2021, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was $107,435,035, which was calculated based on 14,777,859 shares of outstanding common stock held by non-affiliates as of October 1, 2021, and a price per share of $7.27, the last reported sale price of our common stock on the OTCQX on October 1, 2021.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities involves risks. You should carefully consider the risk factors under, and incorporated by reference in, “Risk Factors“ beginning on page 8 of this prospectus and the discussion of risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus, and in the other documents incorporated by reference herein, before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 15, 2021.

ii

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	a prospectus supplement (including any free writing prospectus), which describes the terms of the securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and

•	if necessary, a pricing supplement, which describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

iii

iv

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, the SEC or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $180,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement and any related free writing prospectus that we may authorize to be provided to you is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any prospectus supplement and free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information“ and “Incorporation of Certain Documents By Reference“ before making an investment decision. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

You should rely only on the information included or incorporated by reference in this prospectus, the accompanying prospectus supplement and any free writing prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, the accompanying prospectus supplement and any free writing prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, and any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have previously filed with the SEC and incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, free writing prospectus or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus. We do not imply or represent by delivering this prospectus that Golden Matrix Group, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date.

1

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein. This prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein also include trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus and the applicable prospectus supplement are incorporated by reference herein and therein, are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus and the applicable prospectus supplement and incorporated herein and therein by reference, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus and the applicable prospectus supplement or incorporated herein or therein by reference, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under, and incorporated by reference in, the section entitled “Risk Factors“ of this prospectus and the applicable prospectus supplement. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein and the applicable prospectus supplement, as well as the data of competitors as they relate to Golden Matrix Group, Inc., is also based on our good faith estimates.

Unless the context otherwise requires, references in this prospectus and the applicable prospectus supplement to “we,” “us,” “our,” the “Registrant,” the “Company,” refer to Golden Matrix Group, Inc. and its subsidiaries. In addition, unless the context otherwise requires, “FYE” refers to fiscal year end; “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website mentioned under the heading “Where You Can Find More Information“, below.

2

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our securities, in addition to the following summary, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, the prospectus supplement, and any free writing prospectus, especially the risks of investing in our securities as discussed under, and incorporated by reference in, the sections entitled “Risk Factors” herein and therein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Overview

We are an established provider of enterprise Software-as-a-Service (“SaaS”) solutions for online casino operators and online sports betting operators, commonly referred to as iGaming operators.

We develop and own online gaming intellectual property (IP) and build configurable and scalable, turn-key and white-label gaming platforms for our international customers, located primarily in the Asia Pacific (APAC) region.

Our customers are primarily gaming Distributors and licensed online gaming operators. The Company also provides services and resells third party gaming content to licensed online gaming distributors and gaming operators. The Company provides business-to-business services and products and does not deal directly with players.

We derive revenues primarily from licensing fees received from gaming operators, in most cases via gaming Distributors located in the Asia Pacific (APAC) region that utilize the Company’s technology.

As of September 30, 2021, our systems had over 5.2 million registered players and a total of more than 500 unique casino and live game operations within all of our platforms including our GM-X, Turnkey Solution, and White Label Solutions.

The GM-X System and the recently launched 2nd Generation GMX-Ag System (the “Systems”) are configurable and scalable gaming platforms, available as modules or a full turnkey alternative solution. Ideally suited for starting an online gaming business.

The Systems incorporate all the tools and gaming content necessary to run an online Casino and/or Sportsbook and offer a full suite of tools and features for successfully operating and maintaining an online gaming website, from player registration, player loyalty, user management and content management.

As discussed above, the GM-X System has been deployed primarily in the Asia Pacific and we are currently focused on expanding our deployment, utilizing our advanced GMX-Ag System into Europe, U.S., South America, and Africa. The online gambling industry, in the U.S., is essentially regulated at the state level. The Company is currently in discussions with multiple specialist gaming attorneys in the U.S. and currently plans to engage one of these gaming specialists to represent the Company in its applications for a gaming license in the U.S.

The GM-X and GMX-Ag System provides a platform that facilitates gaming customers in operating online casinos, sportsbooks, lottery, and live games and provides customers with seamless access to large portfolios of licensed gaming content, provided by established and licensed and accredited gaming content providers. The Company has distribution agreements with third party content providers to resell their game content. The game content includes games such as slots, table games (e.g., roulette, blackjack, and poker), sportsbooks and live games. A live game is when a live casino game is shown via a live streaming video link in real time from a casino table wherein live dealers deal cards from a licensed studio and allow players to place an online bet on the outcome of the card game.

3

The Company is granted distribution rights for the gaming content that it provides to its customers.

The Company has developed its own proprietary Peer-to-Peer E-sports gaming product which is expected to launch in the coming months. This product will be marketed as the Player2P Platform (“Player2P”). The Player2P brand will be focused solely on esports gambling and 18+ gaming (i.e., gaming by those 18 years of age or older). Player2P is expected to not only offer users traditional casino style games but allow players to compete against each other while playing E-sport console games.

In addition to launching the Player2P product into our existing distribution network, we will aim to launch this business-to-consumer (B2C) platform into selected States in the U.S., subject to regulatory approvals.

The Company plans to launch Player2P games as an E-sport skill game wherein competitive contestants compete against live opponents in video games, either online or in-person with real money at stake, subject to compliance with applicable law, and approval from applicable authorities.

Our GM-X and GMX-Ag Systems are designed to enable our customers to rapidly launch and scale their iGaming and online sportsbook operations. The GM-X and GMX-Ag Systems support both social and real money online casino gaming (“iGaming”). The back-office of the GM-X and GMX-AG Systems contain comprehensive player management capabilities, in which customer and player activity data is stored and processed in real-time. The back office offers analytic and reporting tools to help our customers create loyalty and attempt to generate the highest value from players. The GM-X and GMX-Ag Systems also provide customers access to extensive and comprehensive data to assist them with optimizing player value and loyalty.

Our customers are primarily licensed online gaming operators. The Company also provides services and resells third party gaming content to licensed online gaming distributors. The majority of the Company’s customers hold gaming licenses in Asia, South America, and Europe. The Company provides business-to-business services and products and does not deal directly with players.

Our Business Model

We provide platform and software services to our customers as well as third party gaming content which are all central to customer’s real money and social iGaming operations. We also provide associated services including software development and technical and customer support.

Our customers are primarily online casino operators and online sports betting operators, commonly referred to as iGaming operators, as well as the third party gaming content distributors which are essentially resellers of our gaming content and our systems. Our customers are located in the Asia Pacific region, as well as in Europe.

We earn revenue through a number of different streams, including:

(1)    Online iGaming platform and software services;

(2)    Resale of online gaming content from third party gaming content providers;

(3)    Software Development Services; and

(4)    Customer Support and Technical Support services.

In respect of our iGaming platform and third party content, our revenue is calculated on a share of the revenues generated by our customers’ use of our platform and gaming content in their offering of real money iGaming and social iGaming to their players.

4

Growth Strategy

The Company’s goal is to expand our customer base globally and to integrate additional operators, launch additional synergistic products and appoint more Distributors.

The GMX-Ag platform is also expected to enable the Company to roll out its White Label Turnkey solutions globally, in the future, to gaming operators targeted in specific developing markets in Asia, Europe, North America, Latin America and Africa.

As described above, our core markets are currently the Asia-Pacific (APAC) region and while we have a solid customer base; we are continuing to engage new gaming Distributors and gaming operators on a regular basis and we anticipate that our current gaming Distributors and gaming operators will continue to grow.

Our objective in managing our resources is to ensure that we have sufficient liquidity to fund our operations and meet our growth objectives while maximizing returns to shareholders. Liquidity is necessary to meet (i) the working capital needs of our operations, (ii) fund our growth and expansion plans, and (iii) consummate strategic acquisitions. We have met, and plan to continue to meet, our cash requirements through our operations and sales of equity securities. As to the funding of strategic acquisitions, we may issue debt in addition to raising funds through the sales of the Company’s capital stock.

Key elements of our growth strategy include:

•

Supporting our existing customers as they scale up their respective iGaming and online sportsbook operations. As our customers’ businesses grow, we intend to deploy additional resources to develop the GM-X and GMX-AG System’s platform functionality, expand our gaming content portfolios by integrating additional third-party content providers, and seek to obtain additional regulatory approvals to operate in other global markets. The GM-X and GMX-AG Systems turn-key solution (including modular, configurable and scalable gaming platforms), is a complete software package for starting an online gaming business, incorporating all the tools and gaming content necessary to run an online Casino and/or Sportsbook and offers a full suite of tools and features for successfully operating and maintaining an online gaming website; from player registration to user management and content management.

•	Expanding our global reach by securing new gaming Distributors, casino and sportsbook operator customers in existing and newly regulated markets.

•	Investing in sales and marketing initiatives to aggressively pursue new deployment opportunities in developing markets such as Africa and Latin America, as well as exploring opportunities in the U.S.

•	Developing and deploying our own proprietary gaming content in both casino iGaming as well as E-sport categories. We plan to launch our E-sport portfolio in the fourth quarter of 2021.

•

Pursuing acquisitions of synergistic companies and assets with the goal of expanding our competitive position in the markets in which we operate. We are also exploring the opportunity to selectively acquire independent slot development studios in order to launch our own proprietary games on our platform.

5

As part of our business strategy, we intend to make acquisitions of new or complementary businesses, products, brands, or technologies. In some cases, the costs of such acquisitions may be substantial, including as a result of professional fees and due diligence efforts. There is no assurance that the time and resources expended on pursuing a particular acquisition will result in a completed transaction, or that any completed transaction will ultimately be successful. In addition, we may be unable to identify suitable acquisition or strategic investment opportunities or may be unable to obtain the required financing or regulatory approvals, and therefore we may be unable to complete such acquisitions or strategic investments on favorable terms. We may pursue acquisitions that our investors may not agree with and we cannot assure investors that any acquisition or investment will be successful or otherwise provide a favorable return on investment. In addition, if we fail to successfully close transactions, integrate new technology or operational teams, or integrate the products and technologies associated with these acquisitions into our company, our business could be seriously harmed.

Novel Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus, which causes the infectious disease known as COVID-19, was reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” on January 30, 2020 and a global pandemic on March 11, 2020. In March and April, many U.S. states and foreign jurisdictions began issuing ‘stay-at-home’ orders. Subsequently, and continuing through the date of this Report, the COVID-19 pandemic has adversely impacted global commercial activity, disrupted supply chains and contributed to significant volatility in financial markets. The ongoing COVID-19 pandemic could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown.

A significant or prolonged decrease in consumer spending on entertainment or leisure activities would likely have an adverse effect on demand for our product offerings, reducing cash flows and revenues, and thereby materially harm our business, financial condition and results of operations. In addition, a recurrence of COVID-19 cases or an emergence of additional variants or strains could cause other widespread or more severe impacts depending on where infection rates are highest. We will continue to monitor developments relating to disruptions and uncertainties caused by COVID-19.

As shown in our results of operations incorporated by reference herein, we have to date, not experienced any significant material negative impact to our operations, revenues or gross profit due to COVID-19. However, moving forward, the range of possible impacts on our business from the coronavirus pandemic could include: (i) changing demand for our products and services; (ii) rising bottlenecks in our supply chain; and (iii) increasing contraction in the capital markets. At this time, we believe that it is premature to determine the potential impact on our business prospects from these or any other factors that may be related to the coronavirus pandemic; however, it is possible that COVID-19 and the worldwide response thereto, may have a material negative effect on our operations, cash flows and results of operations.

Currently we believe that we have sufficient cash on hand, and the ability to raise additional funding, or borrow additional funding, as needed, to support our operations for the foreseeable future; however, we will continue to evaluate our business operations based on new information as it becomes available and will make changes that we consider necessary in light of any new developments regarding the pandemic.

The future impact of COVID-19 on our business and operations is currently unknown. The pandemic is developing rapidly and the full extent to which COVID-19 will ultimately impact us depends on future developments, including the duration and spread of the virus, as well as potential seasonality of new outbreaks.

*****

Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information“.

Our Contact Information

Our executive offices are located at 3651 Lindell Road, Suite D131, Las Vegas, Nevada 89103, and our telephone number is (702) 318-7548. Our corporate website address is goldenmatrix.com. Information contained on, or accessible through, our websites are not a part of, and are not incorporated by reference into, this prospectus.

*****

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES
UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

*****

6

SECURITIES REGISTERED HEREBY THAT WE MAY OFFER

We may offer any of the following securities, either individually or in combination, with a total value of up to $180,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering:

•	common stock;

•	preferred stock, in one or more series;

•	debt securities;

•	warrants to purchase shares of common stock, shares of preferred stock or debt securities; or

•	any combination of the foregoing securities, in units.

We refer to our common stock, preferred stock, debt securities, warrants, and units collectively in this prospectus as the “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement and may provide a free writing prospectus that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

We may sell the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. We and our agents, underwriters and dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may offer shares of our common stock. Our common stock currently is quoted on the OTCQX® Best Market under the symbol “GMGI”. Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable. We have summarized certain general features of our stock under “Description of Common Stock.” We urge you to read our Articles of Incorporation, as amended, and our Bylaws, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to any offering of our common stock.

7

Preferred Stock. We may offer shares of our preferred stock, in one or more series. Prior to the issuance of shares of each series, our Board of Directors will determine the rights, preferences, privileges and restrictions of such preferred stock series, and will adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following: any dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock or preferred stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Shares of preferred stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable. If we elect to issue preferred stock, we will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the certificate of designation that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered. We have summarized certain general features of the preferred stock under “Description of Preferred Stock.” We urge you to read the complete certificate of designation containing the terms of the applicable series of preferred stock, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to such series.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of shares of common stock, shares of preferred stock in one or more series, and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock, and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

8

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units representing any combination of common stock, preferred stock, debt securities and/or warrants from time to time. The units may be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of unit agreement under which the units are designated, if any, describing the terms of the units we are offering before the issuance of the related units. We have summarized certain general features of the units under “Description of Units.” We urge you to read the prospectus supplements related to any units being offered, as well as the complete unit agreement, if any, designating the units.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will, and any free writing prospectus may, contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any information contained in any free writing prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, and Item 1A, “Risk Factors” in our most recent Quarterly Report on Form 10-Q, all of which are incorporated herein by reference, as such may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future. For more information, see “Incorporation of Certain Documents by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering. In addition, please read “Forward‑Looking Statements“ in this prospectus, below, where we describe additional uncertainties associated with our business and the forward‑looking statements included or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains, and the prospectus supplement will contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus and the prospectus supplement. These factors include, but are not limited to, the risk factors included under or incorporated by reference in, “Risk Factors” above and under “Risk Factors” in any prospectus supplement and filings incorporated by reference herein and therein.

9

You should read this prospectus and the prospectus supplement, those documents incorporated by reference herein and therein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward‑looking statements.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus, any prospectus supplement or any free writing prospectus or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under and incorporated by reference in “Risk Factors” in this prospectus, any prospectus supplement, and other sections of this prospectus, and the documents we incorporate by reference or file as part of any prospectus supplement or free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in the prospectus and any prospectus supplement for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and assets that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities. The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF COMMON STOCK

The total number of authorized shares of our common stock is 40,000,000 shares, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

As of the date of this prospectus, we have 26,733,120 shares of our common stock outstanding and 1,000 shares of Series B Voting Preferred Stock issued and outstanding.

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the Nevada Revised Statutes, and our charter and Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Please refer to the “Where You Can Find More Information“ section of this prospectus for directions on obtaining these documents. You should refer to, and read this summary together with, our Articles of Incorporation, designations of preferred stock (if any) and Bylaws, each as amended and restated from time to time, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

10

Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Nevada law, our Articles of Incorporation, as amended or Bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Other Matters. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities.

Anti-Takeover Provisions Under the Nevada Revised Statutes

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statutes (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its articles of incorporation. We have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do not apply to us.

11

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person. The Nevada control share statutes apply to any corporation domiciled in Nevada that has 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and that does business in Nevada directly or through an affiliated corporation.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We have no provision in our Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Transfer Agent

The transfer agent for our common stock is Empire Stock Transfer Inc., 2470 Saint Rose Parkway, Suite 304, Henderson, Nevada 89074.

Quotation on the OTCQX® Best Market

Our common stock is quoted on the OTCQX® Best Market under the symbol “GMGI”.

12

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 20,000,000 shares of preferred stock, $0.00001 par value per share, of which a total of 1,000 shares of preferred stock have been designated as Series B Voting Preferred Stock, $0.00001 par value per share. All 1,000 shares of designated Series B Voting Preferred Stock are outstanding as of the date of this prospectus.

Series B Voting Preferred Stock

The Series B Voting Preferred Stock has the following rights:

Voting Rights. The holders of the Series B Voting Preferred Stock, voting as a class, vote together with the holders of the Company’s common stock on all shareholder matters. At each vote, each share of Series B Voting Preferred Stock votes that number of voting shares as equals four times the number of votes all of the shares of the Company’s (i) common stock; and (ii) other voting preferred stock issued and outstanding on the date of such vote.

Dividend Rights. None.

Liquidation Preference. None.

Conversion Rights. None.

Redemption Rights. None.

General

Under the terms of our Articles of Incorporation, as amended, shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●

the provisions for redemption, if applicable, of the preferred stock and any restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments;

●	any listing of the preferred stock on any securities exchange;

●

the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock or preferred stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

13

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock or preferred stock will also be stated in the prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder and/or at our option, and may include provisions pursuant to which the number of shares of our common stock or preferred stock to be received by the holders of preferred stock would be subject to adjustment.

When we issue shares of preferred stock, the shares will be fully paid and non-assessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

14

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or “OID,” for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•

the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, common stock, or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•

any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.

15

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

16

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option and/or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	any changes in or additions to the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and accrued interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion and Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

17

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, we or the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

18

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

19

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

20

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of such terms will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

21

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

22

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities, or as a part of units, offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

23

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of the Company.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement or free writing prospectus at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent.

Upon receipt of the required payment and any warrant certificate properly completed and duly executed at the corporate trust office of any warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

24

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to Warrant Agreements

We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

•	reduce the amount receivable upon exercise, cancellation or expiration;

•	shorten the period of time during which the warrants may be exercised;

•	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

•	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Anti-dilution and Other Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by a warrant, are subject to adjustment in certain events, including:

•	the issuance of common stock as a dividend or distribution on the common stock;

•	subdivisions and combinations of the common stock (or as applicable to warrants to purchase preferred stock and the preferred stock);

•

the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

•

the distribution to all holders of common stock of evidence of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

25

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):

•	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise, shares of common stock issued with capital stock rights; and

•

after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.

Common stock owned by or held for our account or for the account of any of our majority owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.

No adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Nevada.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination in such amounts and in such numerous distinct series as we determine. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

26

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series will be described in the prospectus supplement.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the units and unit agreements will be governed by and construed in accordance with the laws of the State of Nevada.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

27

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

28

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	the performance of third-party service providers;

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated“ in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

29

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well;

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities; and

•	There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

30

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; and

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act (including as discussed in greater detail below).

Sales may be affected in transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the OTCQX® Best Market in the case of shares of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options; or

•	through the settlement of short sales.

31

We will provide in the applicable prospectus supplement the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amount of securities underwritten;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any material relationships between the underwriters and the Company; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions.

Any underwritten offering may be on a best-efforts or a firm commitment basis. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The distribution of the securities may be affected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

32

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of the Company, which are currently quoted on the OTCQX® Best Market. Any common stock sold pursuant to a prospectus supplement will be quoted on the OTCQX® Best Market, or listed on the exchange where our common stock is then listed, subject where applicable, to official notice of issuance and where applicable, subject to the requirements of the exchange (which in some cases require stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock). We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Selling stockholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

33

At-the-Market Offerings

Upon written instruction from us, a sales agent party to a distribution agency agreement with us will use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be affected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on existing trading market, or sales made to or through a market maker other than on an exchange, each in accordance with Rule 415(a)(4) under the Securities Act. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

PROSPECTUS SUPPLEMENTS

This prospectus provides you with a general description of the proposed offering of our securities. Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update, or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe the terms of any offering of securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by The McGeary Law Firm, P.C., Bedford, Texas. Additional legal matters may be passed upon for us, any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

34

EXPERTS

The consolidated financial statements of Golden Matrix Group, Inc. and subsidiaries for the year ended January 31, 2021, the six-months ended January 31, 2020, and the years ended July 31, 2019 and 2018, appearing in Golden Matrix Group, Inc.’s Annual Report on Form 10‑K for the year ended January 31, 2021, have been audited by M&K CPAS, PLLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are on the “Investors,” “SEC Filings” page of our website at www.goldenmatrix.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at https://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. The securities offered under this prospectus and any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement, is accurate only as of the date of this prospectus and prospectus supplement, respectively, regardless of the time of delivery of this prospectus or any prospectus supplement, or any sale of the securities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

35

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and a prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement of which this prospectus is a part and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8‑K:

(a)

The Company’s Annual Report on Form 10-K for the year ended January 31, 2021 (the “Annual Report”), as filed with the SEC on April 30, 2021, and Amendment No. 1 thereto, filed with the SEC on October 5, 2021;

(b)

The Company’s Quarterly Reports on Form 10-Q for the quarter ended April 30, 2021, filed with the SEC on June 9, 2021, and Amendment No. 1 thereto, filed with the SEC on September 10, 2021, and the quarter ended July 31, 2021, filed with the SEC on September 10, 2021;

(c)	The Company’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on March 8, 2021, April 23, 2021, June 29, 2021, July 2, 2021, and July 15, 2021.

(d)

The description of our common stock contained in Exhibit 4.1 to our Form 10-K Transaction Report for the transition period from August 1, 2019 to January 31, 2020, including any amendment or report filed for the purpose of updating such description; and

(e)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Golden Matrix Group, Inc.

3651 Lindell Road, Ste. D131

Las Vegas, NV 89103

Attn: Corporate Secretary

Phone: (702) 318-7548

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing of this prospectus and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

We maintain an Internet website at www.goldenmatrix.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

36

496,429 Shares of Common Stock;

496,429 Warrants to purchase shares of common stock; and

496,429 shares of Common Stock issuable upon exercise of Warrants

PROSPECTUS SUPPLEMENT

October 25, 2021

EF Hutton

division of Benchmark Investments, LLC